GOODWIN PROCTER          Goodwin Procter LLP            T: 617.570.1000
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April 28, 2006


Van Eck Funds
99 Park Avenue
New York, New York 10016

Ladies and Gentlemen:

As counsel to Van Eck Funds (the "Trust"), a voluntary association with transferable shares under Chapter 182 of the Massachusetts General Laws, commonly referred to as a "Massachusetts business trust", we have been asked to render our opinion in connection with the registration by the Trust of an unlimited number of shares, par value $.001 per share (the "Shares"), of the Trust representing interests in the Class I of Emerging Markets Fund, Global Hard Assets Fund, and International Investors Gold Fund, each a portfolio series of the Trust, as more fully described in the prospectus and statement of additional information contained in Post-Effective Amendment No. 66 (the "Amendment") to the Registration Statement on Form N-1A (Registration No. 002-97596) of the Trust (the "Registration Statement").

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion expressed below. We have relied, without independent verification, on a certificate of the Secretary of the Commonwealth of Massachusetts and, as to matters of fact material to the opinion set forth below, on a Certificate of the Secretary of the Trust. In addition, we have assumed that the Shares will be sold for such consideration and in accordance with such terms and conditions as set forth in the Registration Statement, as amended and/or supplemented from time to time and that the ownership of the Shares will be duly recorded in the books of the Trust.

The opinion expressed below is limited to the laws of the Commonwealth of Massachusetts.

Based upon the foregoing, we are of the opinion that the Shares, when sold, will be validly issued, fully-paid and non-assessable by the Trust.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP